UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) February 4, 2011

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210)-401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 4, 2011, we entered into a supplement employment agreement (“Supplement Agreement”) which is to be made part of the employment agreement entered into by and between So Act Network, Inc. (the “Corporation”) and John Blaisure (the “Executive”) on January 17, 2011. Pursuant to the Supplement Agreement with Mr. Blaisure, the Chairman of the Corporation, Greg Halpern, shall within 10 days of the execution of this Agreement, transfer Twenty Million Shares of his shares of common stock of the Corporation, (the “Common Shares”) to the Executive. The voting rights of the Common Shares shall remain with Mr. Halpern pursuant to the attached voting trust and shall not be transferred to Executive.

The foregoing description of the Supplement Agreement and Voting Trust Agreement is qualified in its entirety by reference to the full text of the Supplement Agreement and Voting Trust Agreement, a copy of each is attached hereto as Exhibit 10.1 and 10.2, respectively and is incorporated herein in its entirety by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Supplement Agreement dated February 4, 2011, by and between the Corporation and Executive.

10.2	Voting Trust Agreement dated January 17, 2011 by and between the Corporation, Executive Voting Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer